UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2008

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction	Commission File Number	(IRS Employer
of incorporation)		Identification No.)

50 Main Street
White Plains, New York		10606
(Address of principal executive offices)		(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On June 21, 2008, Bunge Limited (“Bunge”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Corn Products International, Inc. (“Corn Products”) and Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Corn Products, with Corn Products as the surviving corporation of the merger (the “Merger”). As a result of the Merger, Corn Products will become a wholly owned subsidiary of Bunge. Each outstanding share of Corn Products common stock will be converted into the right to receive a fraction of a validly issued, fully paid and non-assessable Bunge common share equal to the quotient (the “Exchange Ratio”) determined by dividing $56.00 by the Bunge Share Value (calculated as set forth below) and rounding to the nearest ten-thousandth of a share, except that if the Bunge Share Value is equal to or greater than $133.10, the Exchange Ratio will be 0.4207, and if the Bunge Share Value is equal to or less than $108.90, the Exchange Ratio will be 0.5142. The amount of the Bunge Share Value will equal the volume weighted average of the per share daily closing prices of a Bunge common share on the New York Stock Exchange, as reported by The Wall Street Journal, for the fifteen consecutive trading days ending on and including the second trading day prior to the date on which Corn Products’ stockholder meeting to adopt the Merger Agreement is held. Corn Products’ stock options and other equity awards will generally convert upon consummation of the Merger and without any action on the part of the holder into stock options and equity awards with respect to Bunge common shares, appropriately adjusted to reflect the Exchange Ratio.

Under the Merger Agreement, upon completion of the Merger, Samuel S. Scott III, Chairman, President and Chief Executive of Corn Products, will join Bunge’s board of directors.

The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, Corn Products stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Corn Products common stock for Bunge common shares in the Merger, except with respect to any cash received in lieu of fractional common shares of Bunge.

Bunge and Corn Products have made customary representations, warranties and covenants in the Merger Agreement, including, among others (i) Corn Products has agreed not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction, (ii) Corn Products has agreed, subject to certain exceptions, that Corn Products’ board of directors will recommend that Corn Products’ stockholders vote in favor of the adoption of the Merger Agreement and (iii) Bunge has agreed, subject to certain exceptions, that Bunge’s board of directors will recommend that Bunge shareholders approve the issuance of Bunge common shares to Corn Products’ stockholders in the Merger.

The Merger Agreement contains certain termination rights for both Bunge and Corn Products, and further provides that, upon termination of the Merger Agreement, (i) under certain circumstances, Corn Products may be obligated to pay Bunge a termination fee of $110 million and, in certain circumstances, pay Bunge’s transaction expenses up to $10 million (the amount of any such expenses paid to be credited against the termination fee if the termination fee subsequently becomes payable), and (ii) Bunge may be obligated to pay Corn Products, under certain circumstances, Corn Products’ transaction expenses up to $10 million.

Consummation of the Merger is subject to customary closing conditions, including (i) requisite approvals of Bunge shareholders and Corn Products stockholders, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under certain foreign competition laws, (iii) delivery of customary opinions from counsel to Bunge and Corn Products that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, (iv) the absence of certain legal impediments to the consummation of the Merger and (v) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Bunge, Corn Products or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bunge, Corn Products or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Bunge’s public disclosures.

Item 7.01                                             Regulation FD Disclosure

On June 23, 2008, Bunge issued a press release updating its earnings guidance for the full year ending December 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 7.01.

Item 8.01                                             Other Events

On June 23, 2008, Bunge issued a joint press release with Corn Products announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2.

Item 9.01                                             Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.

99.1	Press Release

99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 23, 2008

BUNGE LIMITED

By:	/s/ Carla L. Heiss
Name: Carla L. Heiss
Title: Assistant General Counsel and Assistant Secretary

EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.

99.1	Press Release

99.2	Press Release